Thompson
  Hine   Brussels Cincinnati Cleveland Columbus Dayton New York Washington DC

                                                                  EX-99.23.i.i


                                             July 28, 2004


The Jhaveri Trust
18820 High Parkway
Cleveland, Ohio 44116

Gentlemen:

      RE:  THE JHAVERI TRUST  - FILE NOS. 33-89288 AND 811-8974

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 8 to the Jhaveri Trust Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,



				/s/ Thompson Hine LLP

                                Thompson Hine LLP